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NUMBER, Incorporated Under The Laws Of The State Of Maryland, SHARES

                         IMPAC MORTGAGE HOLDERS, INC.

                           SERIES C 10.5% CUMULATIVE
                          CONVERTIBLE PREFERRED STOCK
                           $0.01 PAR VALUE PER SHARE

This is to certify that _______________is the owner of ___________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

DATED:
                              [SEAL APPEARS HERE]



     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common        UNIF GIFT MIN ACT - ____ CUSTODIAN _____
                                                     (Cust)        (Minor)
TEN ENT  - as tenants by the
           entireties                  under Uniform Gifts to Minors Act

                                       _________________________________
                                           (State)
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common
          Additional abbreviations may also be used though not in the above list.

For Value Received __________ hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE- --------
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-------------------------------------------------- (PLEASE PRINT OR TYPEWRITE
NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

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----------------------- Shares represented by within Certificate, and do hereby irrevocably constitute and appoint
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_______________________________________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________ 19____
        In presence of

                         ____________________________

_____________________

                         IMPAC MORTGAGE HOLDINGS, INC.

     This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto, by all of which the holder by acceptance hereof is bound.

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences to subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.5 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.5 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT, and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially

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or Constructively Own Shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.
       KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                         NOTICE OF ELECTION TO CONVERT
                        (CONVERTIBLE INTO COMMON STOCK)

The undersigned hereby irrevocably elects to convert ________________________________________________________________________ shares of Series C 10.5% Cumulative Convertible Preferred Stock represented by the within certificate into shares of Common Stock of Impac Mortgage Holdings, Inc. (as such shares may be constituted on the conversion date) in accordance with the provisions of the Charter, as amended.

Dated ____________________
                              ______________________________________
                                   Signature
[FOR CONVERSION USE ONLY]

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